Exhibit 4.1

Smart Rx Systems Terms & Conditions for Subscription

By executing the Subscription Agreement you are attesting that you understand that Smart Rx intends to apply to List its common and preferred Shares on one of three (3) National Stock Exchanges, and commence trading after this Offering is completed: either the NYSE Amex, the NASDAQ Capital Markets, or the Chicago (CHX) Stock Exchange, when they achieve $20mm in Offering proceeds, but there is a risk that SRXS may not obtain $20mm, or if they do, may not be successfully admitted to trading on any of these Exchanges.

You are also attesting that you meet the minimum suitability standards established by us and the Co- Managers, and the investment limitations established under Regulation A; you can reasonably benefit from an investment in our shares based on your overall investment objectives and portfolio structure; you are able to bear the economic risk of the investment based on your overall financial situation; and have an apparent understanding of the fundamental risks of an investment in the shares; the risk that you may lose your entire investment; the lack of liquidity of the shares; the restrictions on transferability of the shares; the background and qualifications of our management; and our business.

ACCREDITED INVESTOR

If you are an Accredited Investor, you will go to the U.S. ACCREDITED INVESTOR CERTIFICATE page and check one of the following boxes that is applicable to you and sign.

•	The Investor is a natural person (individual) whose own net worth, taken together with the net worth of the Investor’s spouse or spousal equivalent, exceeds US$1,000,000, excluding equity in the Investor’s principal residence unless the net effect of his or her mortgage results in negative equity, the Investor should include any negative effects in calculating his or her net worth.

•	The Investor is a natural person (individual) who had an individual income in excess of US$200,000 (or joint income with the Investor spouse or spousal equivalent in excess of US$300,000) in each of the two previous years and who reasonably expects a gross income of the same this year.

•	The Investor is an entity as to which all the equity owners are Accredited Investors. If this paragraph is initialed, the Investor represents and warrants that the Investor has verified all such equity owners’ status as an Accredited Investor.

•	The Investor is either (i) a corporation, (ii) an organization described in Section 501(c)(3) of the Internal Revenue Code, (iii) a trust, or (iv) a partnership, in each case not formed for the specific purpose of acquiring the securities offered, and in each case with total assets in excess of US$5,000,000.

NON-ACCREDITED INVESTOR

AS A NON-ACCREDITED INVESTOR YOU ARE ATTESTING YOU HAVE $100,000 IN ANNUAL INCOME OR A NET WORTH OF $125,000 AND MAY ONLY INVEST 10% OF THE GREATER OF YOUR NET WORTH OR ANNUAL INCOME ONCE EVERY 12 MONTHS

You will go to the U.S. ACCREDITED INVESTOR CERTIFICATE page and check the last box for a non-accredited investor and sign.

•	The Investor is not an Accredited Investor and does not meet any of the above criteria

Finally, you are attesting that neither you, nor an entity you control purchasing these Shares, have borrowed the money to purchase these shares.

Smart Rx Systems, Inc.

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

The undersigned, desiring to purchase Units (9 Series REG A Non-Voting Preferred Stock + 1 Class REG A Super-Voting Common Stock) of Smart Rx Systems, Inc. by executing this signature page, hereby executes, adopts and agrees to all terms, conditions and representations of the Subscription Agreement.

(a)	The number of shares of the Company’s Class A Voting Common Stock equates to the Subscribers total amount invested at the Per Share Price (the “Shares”) as stated in the investment application completed and signed by you electronically at (Castle landing page link here)

(b)	By physically executing this Subscription Agreement or the Investment Application completed and signed by you electronically at (Castle landing page link here) Subscriber acknowledges that Subscriber has received this Subscription Agreement, a copy of the Offering Statement of the Company filed with the SEC and any other information required by the Subscriber to make an investment decision.

(c)	EITHER (i) The undersigned is an accredited investor (as that term is defined in Regulation D under the Securities Act because the undersigned meets the criteria set forth in the following paragraph(s) of Appendix A attached hereto: ☐

OR

(ii) The amount set forth in paragraph (b) above (together with any previous investments in the Securities pursuant to this offering) does not exceed 10% of the greater of the undersigned’s net worth or annual income for all investments in this offering. ☐

(d)	The Securities being subscribed for will be owned by, and should be recorded on the Corporation's books as follows:

Full legal name of Subscriber (including middle name(s), for individuals):	Number of securities: Units (9 Series REG A Non- Voting Preferred Stock + 1 Class REG A Super- Voting Common Stock)
Aggregate Subscription Price: $0.00 USD
(Name of Subscriber)
TYPE OF OWNERSHIP:
By:
(Authorized Signature)	If the Subscriber is individual:	If the Subscriber is not an individual:

(Official Capacity or Title, if the Subscriber is not an individual)

(Name of individual whose signature appears above if different than the name of the Subscriber printed above.)	☐ Individual
☐ Joint Tenant
☐ Tenants in Common
☐ Community Property

(Telephone Number)
(Subscriber’s Residential Address, including Province/State and Postal/Zip Code)

(Offline Investor)
(E-Mail Address)
Taxpayer Identification Number

If interests are to be jointly held:

Name of the Joint Subscriber:

Social Security Number of the Joint Subscriber:

Check this box if the securities will be held in a custodial account: ☐

Type of account:

EIN of account:

Address of account provider:

ACCEPTANCE

The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement.

Dated as of

Smart Rx Systems, Inc.

By:

Authorized Signing Officer

U.S. ACCREDITED INVESTOR CERTIFICATE

The Investor hereby represents and warrants that that the Investor is an Accredited Investor, as defined by Rule 501 of Regulation D under the Securities Act of 1933, and Investor meets at least one (1) of the following criteria (initial all that apply) or that Investor is an unaccredited investor and meets none of the following criteria (initial as applicable):

☐	The Investor is a natural person (individual) whose own net worth, taken together with the net worth of the Investor’s spouse or spousal equivalent, exceeds US$1,000,000, excluding equity in the Investor’s principal residence unless the net effect of his or her mortgage results in negative equity, the Investor should include any negative effects in calculating his or her net worth.
☐	The Investor is a natural person (individual) who had an individual income in excess of US$200,000 (or joint income with the Investor spouse or spousal equivalent in excess of US$300,000) in each of the two previous years and who reasonably expects a gross income of the same this year.
☐	The Investor is an entity as to which all the equity owners are Accredited Investors. If this paragraph is initialed, the Investor represents and warrants that the Investor has verified all such equity owners’ status as an Accredited Investor.
☐	The Investor is either (i) a corporation, (ii) an organization described in Section 501(c)(3) of the Internal Revenue Code, (iii) a trust, or (iv) a partnership, in each case not formed for the specific purpose of acquiring the securities offered, and in each case with total assets in excess of US$5,000,000.
☐	The Investor is not an Accredited Investor and does not meet any of the above criteria.

DATED:

INVESTOR:	(Print Full Name of Entity or Individual)

By:
(Signature)

Name:

(If signing on behalf of entity)

Title:

(If signing on behalf of entity)

INTERNATIONAL INVESTOR CERTIFICATE

FOR SUBSCRIBERS RESIDENT OUTSIDE OF CANADA AND THE UNITED STATES

TO: Smart Rx Systems, Inc. (the “Corporation”)

The undersigned (the “Subscriber”) represents covenants and certifies to the Corporation that:

i.	the Subscriber (and if the Subscriber is acting as agent for a disclosed principal, such disclosed principal) is not resident in Canada or the United States or subject to applicable securities laws of Canada or the United States;
ii.	the issuance of the securities in the capital of the Corporation under this agreement (the “Securities”) by the Corporation to the Subscriber (or its disclosed principal, if any) may be effected by the Corporation without the necessity of the filing of any document with or obtaining any approval from or effecting any registration with any governmental entity or similar regulatory authority having jurisdiction over the Subscriber (or its disclosed principal, if any);
iii.	the Subscriber is knowledgeable of, or has been independently advised as to, the applicable securities laws of the jurisdiction which would apply to this subscription, if there are any;
iv.	the issuance of the Securities to the Subscriber (and if the Subscriber is acting as agent for a disclosed principal, such disclosed principal) complies with the requirements of all applicable laws in the jurisdiction of its residence;
v.	the applicable securities laws do not require the Corporation to register the Securities, file a prospectus or similar document, or make any filings or disclosures or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the international jurisdiction;
vi.	the purchase of the Securities by the Subscriber, and (if applicable) each disclosed beneficial subscriber, does not require the Corporation to become subject to regulation in the Subscriber’s or disclosed beneficial subscriber's jurisdiction, nor does it require the Corporation to attorn to the jurisdiction of any governmental authority or regulator in such jurisdiction or require any translation of documents by the Corporation;
vii.	the Subscriber will not sell, transfer or dispose of the Securities except in accordance with all applicable laws, including applicable securities laws of Canada and the United States, and the Subscriber acknowledges that the Corporation shall have no obligation to register any such purported sale, transfer or disposition which violates applicable Canadian or United States securities laws; and
viii.	the Subscriber will provide such evidence of compliance with all such matters as the Corporation or its counsel may request.

The Subscriber acknowledges that the Corporation is relying on this certificate to determine the Subscriber’s suitability as a purchaser of securities of the Corporation. The Subscriber agrees that the representations, covenants and certifications contained to this certificate shall survive any issuance of Securities and warrants of the Corporation to the Subscriber.

The statements made in this Form are true and accurate as of the date hereof.

DATED:

INVESTOR:	(Print Full Name of Entity or Individual)

By:

(Signature)

Name:

(If signing on behalf of entity)

Title:

(If signing on behalf of entity)

AML Certificate

By executing this document, the client certifies the following:

If an Entity:

1.	I am the of the Entity, and as such have knowledge of the matters certified to herein;

2.  the Entity has not taken any steps to terminate its existence, to amalgamate, to continue into any other jurisdiction or to change its existence in any way and no proceedings have been commenced or threatened, or actions taken, or resolutions passed that could result in the Entity ceasing to exist;

3.  the Entity is not insolvent and no acts or proceedings have been taken by or against the Entity or are pending in connection with the Entity, and the Entity is not in the course of, and has not received any notice or other communications, in each case, in respect of, any amalgamation, dissolution, liquidation, insolvency, bankruptcy or reorganization involving the Entity, or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer with respect to all or any of its assets or revenues or of any proceedings to cancel its certificate of incorporation or similar constating document or to otherwise terminate its existence or of any situation which, unless remedied, would result in such cancellation or termination;

4.  the Entity has not failed to file such returns, pay such taxes, or take such steps as may constitute grounds for the cancellation or forfeiture of its certificate of incorporation or similar constating document;

5.  if required, the documents uploaded to the DealMaker portal are true certified copies of the deed of trust, articles of incorporation or organization, bylaws and other constating documents of the Entity including copies of corporate resolutions or by-laws relating to the power to bind the Entity;

6.	The Client is the following type of Entity:
7.	The names and personal addresses as applicable for the entity in Appendix 1 are accurate.

All subscribers:

DealMaker Account Number: (Offline Investor)

If I elect to submit my investment funds by an electronic payment option offered by DealMaker, I hereby agree to be bound by DealMaker's Electronic Payment Terms and Conditions (the “Electronic Payment Terms”). I acknowledge that the Electronic Payment Terms are subject to change from time to time without notice.

Notwithstanding anything to the contrary, an electronic payment made hereunder will constitute unconditional acceptance of the Electronic Payment Terms, and by use of the credit card or ACH/EFT payment option hereunder, I: (1) authorize the automatic processing of a charge to my credit card account or debit my bank account for any and all balances due and payable under this agreement; (2) acknowledge that there may be fees payable for processing my payment; (3) acknowledge and agree that I will not initiate a chargeback or reversal of funds on account of any issues that arise pursuant to this investment and I may be liable for any and all damages that could ensue as a result of any such chargebacks or reversals initiated by myself.

DATED:

INVESTOR:	(Print Full Name of Investor)

By:

(Signature)

Name of Signing Officer (if Entity):

Title of Signing Officer (if Entity):

Appendix 1 - Subscriber Information

For the Subscriber and Joint Holder (if applicable)

Name	Address	Date of Birth (if an Individual)	Taxpayer Identification Number

For a Corporation or entity other than a Trust (Insert names and addresses below or attach a list)

1.	One Current control person of the Organization:

Name	Address	Date of Birth	Taxpayer Identification Number

2.	Unless the entity is an Estate or Sole Proprietorship, list the Beneficial owners of, or those exercising direct or indirect control or direction over, more than 25% of the voting rights attached to the outstanding voting securities or the Organization:

Name	Address	Date of Birth	Taxpayer Identification Number

For a Trust (Insert names and addresses or attach a list)

1.	Current trustees of the Organization:

Name	Address	Date of Birth	Taxpayer Identification Number